SECOND AMENDMENT (this "Amendment") dated as
                           of August 20, 1997 to the Amended and Restated Credit Agreement dated as of January 31, 1997 (as amended, the "Credit Agreement"; capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement), among American Standard Companies Inc. ("Holding"); American Standard Inc. ("ASI"); the Subsidiaries of ASI listed in Schedule I thereto (the "Subsidiary Borrowers" and, together with ASI, the "Borrowers"); the financial institutions party thereto (the "Lenders"); The Chase Manhattan Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"); Citibank, N.A., as Documentation Agent (the "Documentation Agent"); and The Bank of Nova Scotia and Nationsbank, N.A., as Co-Syndication Agents (the "Co-Syndication Agents" and, together with the Documentation Agent and the Administrative Agent, the "Agents").


     ASI, Holding and the Subsidiary Borrowers have requested that the Credit Agreement be amended in order to permit ASI (a) to issue and sell up to $1,000,000,000 aggregate principal amount of its senior and/or subordinated unsecured debt securities to be unconditionally guaranteed by Holding and (b) to use the proceeds therefrom to redeem or to purchase pursuant to a tender offer or tender offers on or prior to December 31, 1998 its 10-1/2% Senior Subordinated Discount Debentures or its 9-7/8% Senior Subordinated Notes due 2001 or, on or prior to June 1, 1999, its 10-7/8% Senior Notes and, pending such redemption(s) or purchase(s), to prepay temporarily Loans outstanding under the Credit Agreement. The Lenders and the Agents have agreed to such amendments upon the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:


ARTICLE I.  AMENDMENT

     SECTION 1.01. Amendment of Article I. The following new definition is hereby inserted in its proper alphabetical position in Article I of the Credit
Agreement:

                  "New Debt Securities" shall mean senior and/or subordinated unsecured debt securities of ASI in an aggregate principal amount not greater than $1,000,000,000, not maturing or subject to any sinking fund or any mandatory redemption, prepayment or repurchase requirement prior to February 1, 2002, and unconditionally guaranteed by Holding but not by any Subsidiary of ASI.

     SECTION 1.02. Amendment of Section 3.04(a). Section 3.04(a) of the Credit Agreement is hereby amended by the insertion of the following sentence at the end of such Section:

                  "Notwithstanding the foregoing, if ASI shall have issued and sold New Debt Securities, and if ASI shall have applied all or part of such Net Cash Proceeds to prepay Revolving Credit Loans, ASI may use the proceeds of borrowings hereunder (in addition to the uses permitted pursuant to clause (B) above) in an aggregate amount not greater than the amount so prepaid to redeem, repay or purchase pursuant to tender offer(s) its 10-1/2% Senior Subordinated Discount Debentures, 10-7/8% Senior Notes and 9-7/8% Senior Subordinated Notes due 2001."

     SECTION 1.03. Amendment to Section 6.04(d). Section 6.04(d) of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "(d) (i) the New Debt Securities and the guarantee thereof by Holding; provided that any Net Cash Proceeds thereof in excess of $150,000,000 are used on or prior to December 31, 1998, and such remaining $150,000,000 of Net Cash Proceeds are used on or prior to June 1, 1999, in either case to purchase pursuant to a tender offer or to redeem the 10-1/2% Senior Subordinated Discount Debentures, the 10-7/8% Senior Notes or ASI's 9-7/8% Senior Subordinated Notes due 2001 and, pending any such redemption, to temporarily prepay Revolving Credit Loans outstanding under the Credit Agreement, and (ii) other Indebtedness of ASI the Net Cash Proceeds of which are used (x) to finance the acquisition, redemption or prepayment of Indebtedness or
         (y) to refinance any Indebtedness issued to finance the acquisition or prepayment of the 10-7/8% Senior Notes; so long as (A) if the Indebtedness so acquired, redeemed or prepaid is outstanding under any revolving credit or similar commitment other than the Credit Agreement, such commitment is permanently reduced by an amount equal to the amount of such acquisition, redemption or prepayment, and (B) any such new Indebtedness referred to in this clause (ii) is subordinated to the Obligations to at least the same extent, if any, and is otherwise on terms (including maturity, interest rate, amortization and prepayment and redemption requirements, and, in the good faith judgment of ASI, covenants and events of default) at least as favorable to ASI and the Lenders as the Indebtedness being acquired, redeemed or prepaid and, in the case of Indebtedness permitted under clause (ii)(y), such Indebtedness is issued no later than June 30, 1998;".

     SECTION 1.04. Amendment to Section 6.07. Section 6.07 of the Credit Agreement is hereby amended by amending subsection 6.07(b)(iv) to read in its entirety as follows:

         "(iv) up to $250,000,000 aggregate principal amount of outstanding 10-1/2% Senior Subordinated Discount Debentures may be redeemed on or after June 1, 1998 with the proceeds of Loans hereunder and the outstanding 10-1/2% Senior Subordinated Discount Debentures and 9-7/8% Senior Subordinated Notes due 2001 may be redeemed on or prior to December 31, 1998 and the outstanding 10-7/8% Senior Notes may be redeemed on or prior to June 1, 1999, in either case with the proceeds of Loans hereunder in an aggregate amount not greater than the amount of Revolving Credit Loans prepaid by the application of the Net Cash Proceeds of the New Debt Securities;".

ARTICLE II.   REPRESENTATIONS AND WARRANTIES

     Each of Holding, ASI and the other Borrowers hereby represents and warrants (but, in the case of representations and warranties relating to Credit Parties and their Subsidiaries, only as to itself and its Subsidiaries, it being understood that Holding and ASI make all representations and warranties as to all parties) to each Lender and the Administrative Agent that this Amendment (a) has been duly authorized, executed and delivered by Holding, ASI and each other Borrower or Credit Party and constitutes the legal, valid and binding obligation of each such person enforceable against it in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity, and (b) will not conflict in any respect material to the rights or interests of the Lenders with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute (with notice or lapse of time or both) a default under, or result in a required prepayment of, or (other than as permitted by the Credit Agreement as amended hereby or as contemplated by the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the properties or assets of any Credit Party or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other instrument to which any Credit Party is a party or by which it may be subject.

ARTICLE III.   EFFECTIVENESS

     SECTION 3.01. Effectiveness. This Amendment shall become effective when the following conditions precedent shall have been satisfied:

                  (a) the Administrative Agent shall have received, on behalf of the Lenders, an Officer's Certificate of ASI, dated the date of this Amendment, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01 of the Credit Agreement insofar as such conditions precedent relate to ASI and its subsidiaries;

                  (b) all legal matters incidental to this Amendment shall be satisfactory to the Administrative Agent and to Cravath, Swaine & Moore, counsel for the Administrative Agent; and

                  (c) the signature lines at the foot of this Amendment shall have been executed by Lenders sufficient to effect this Amendment under the terms of the Credit Agreement.

ARTICLE IV.   MISCELLANEOUS

     SECTION 4.01. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 4.02. Expenses. ASI shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery and enforcement of this Amendment, including, but not limited to, the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent. The agreement set forth in this Section 4.02 shall survive the termination of the Credit Agreement.

     SECTION 4.03. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

Notice Address:                    AMERICAN STANDARD COMPANIES INC.,
One Centennial Avenue

Piscataway, NJ 08855               by
Attention:  Treasurer                 --------------------------------
                                      Name:
                                      Title:


                                   BORROWERS:

Notice Address:                    AMERICAN STANDARD INC.,
One Centennial Avenue
Piscataway, NJ  08855              by
Attention:  Treasurer                 --------------------------------
                                      Name:
                                      Title:

Notice Address:                    AMERICAN STANDARD CREDIT INC.,
13-15 West 54th Street
New York, NY  10019                by
Attention: Secretary                  ---------------------------------
                                      Name:
                                      Title:

*Notice Address:                   WABCO STANDARD GMBH,

Euskirchener Strasse 80            by
5300 Bonn 1, Germany                  ---------------------------------
Attention:  Director Finance          Name:
                                      Title:

*Notice Address:                   AMERICAN STANDARD (UK) CO.,
Beacon Works, Texas Street
Morley, Leeds                      by
LS27 OHQ                              ---------------------------------
UNITED KINGDOM                        Name:
Attention:  Vice President            Title:
            and General Manager

*Notice Address:                   STANDARD EUROPE, a European Economic
c/o WABCO Westinghouse              Interest Grouping,

Equipments Automotibles
Avenue Aristide Briand 44          by
77411 Claye-Souilly                   ----------------------------------
FRANCE                                Name:
Attention:  Director Finance          Title:
            and Administration


*Notice Address:                   WABCO STANDARD TRANE INC.,
1401 Dupont Street
Toronto, Ontario                   by
CANADA  M6H 2B1                        ---------------------------------
Attention: Vice President              Name:
           Control and Finance         Title:


*Notice Address:                    WABCO STANDARD TRANE B.V.,
Jupiterstraat 254
2132 HK Hoofddorp                   by
The Netherlands                        ---------------------------------
Attention:  Managing Director          Name:
                                       Title:

                                     ADMINISTRATIVE AGENT:

                                     THE CHASE MANHATTAN BANK, individually
                                      and as Administrative Agent,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:

                                     DOCUMENTATION AGENT:

                                     CITIBANK, N.A., individually and as
                                     Documentation Agent,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                      CO-SYNDICATION AGENTS:

                                      THE BANK OF NOVA SCOTIA, individually and as Co-Syndication Agent,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                        NATIONSBANK, N.A., individually and as
                                        Co-Syndication Agent,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:

                                      SENIOR MANAGING AGENTS:

                                      BANKERS TRUST COMPANY, individually and as Senior Managing Agent,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                     DEUTSCHE BANK AG, New York and/or Cayman
                                     Islands Branch, individually and as Senior
                                     Managing Agent,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                     MANAGING AGENTS:

                                     THE BANK OF NEW YORK, individually and as
                                      Managing Agent,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                        BANQUE PARIBAS, individually and as
                                        Managing Agent,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                     CIBC INC., individually and as Managing
                                     Agent,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:

                                     CIBC WOOD GUNDY plc,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                      COMPAGNIE FINANCIERE DE CIC ET DE
                                      L'UNION EUROPEENNE, individually and as
                                      Managing Agent,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                        CREDIT LYONNAIS NEW YORK BRANCH,
                                        individually and as Managing Agent,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                     THE INDUSTRIAL BANK OF JAPAN TRUST
                                     COMPANY, individually and as Managing
                                     Agent,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                     THE LONG TERM CREDIT BANK OF JAPAN,
                                     LIMITED, individually and as Managing
                                     Agent,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                        THE SANWA BANK LIMITED, NEW YORK
                                        BRANCH, individually and as Managing
                                        Agent,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                     THE SUMITOMO BANK, LTD., individually and

                                     Managing Agent,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:



                                     THE TORONTO-DOMINION BANK, individually
                                     and as Managing Agent,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                        LENDERS:

                                        ABN AMRO BANK N.V., NEW YORK BRANCH,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                     ALLIED IRISH BANK plc, CAYMAN ISLANDS
                                     BRANCH,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                     ARAB BANKING CORPORATION,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                     BANCA COMMERCIALE ITALIANA, NEW
                                     YORK BRANCH,
                                     by
                                        ------------------------------------
                                        Name:
                                        Title:

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                     BANK OF AMERICA ILLINOIS,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                     BANK OF IRELAND,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                        BANK OF MONTREAL,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                     BANK OF SCOTLAND,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                     THE BANK OF TOKYO-MITSUBISHI, LTD., NEW
                                     YORK BRANCH,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                     BANQUE FRANCAISE DU COMMERCE
                                     EXTERIEUR,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:

                                     CORESTATES BANK, N.A.,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                    CREDIT AGRICOLE,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                     CREDITO ITALIANO, SpA,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                   FLEET NATIONAL BANK, successor by merger to Fleet Bank of Massachusetts, N.A.,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                        LLOYDS BANK, PLC,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                     MERITA BANK LTD.,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:

                                     THE MITSUBISHI TRUST AND BANKING
                                     CORPORATION,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                    THE MITSUI TRUST AND BANKING COMPANY,
                                    LTD.,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                        NATIONAL CITY BANK,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:



                                        THE ROYAL BANK OF SCOTLAND plc,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                     THE SAKURA BANK, LIMITED,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                     SOCIETE GENERALE, NEW YORK BRANCH,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:

                                      STANDARD CHARTERED BANK,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                     THE SUMITOMO TRUST AND BANKING CO.,
                                     LTD., NEW YORK BRANCH,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                     THE TOKAI BANK, LIMITED - NEW YORK
                                     BRANCH,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                      UNITED STATES NATIONAL BANK OF
                                      OREGON,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:

                                       UNION BANK OF CALIFORNIA, N.A.,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title:


                                     THE YASUDA TRUST AND BANKING
                                     COMPANY, LIMITED, NEW YORK BRANCH,

                                     by
                                        ------------------------------------
                                        Name:
                                        Title: